Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Net Income Surges 33 Percent;

Annual Earnings Outlook Raised

MEMPHIS, Tenn., December 21, 2005 ... FedEx Corporation (NYSE: FDX) today reported earnings of $1.53 per diluted share for the second quarter ended November 30, compared to $1.15 per diluted share a year ago, an increase of 33%.

FedEx Corp. reported the following consolidated results for the second quarter:

•                  Revenue of $8.09 billion, up 10% from $7.33 billion the previous year

•                  Operating income of $790 million, up 32% from $600 million a year ago

•                  Operating margin of 9.8%, up from last year’s 8.2%

•                  Net income of $471 million, up 33% from $354 million the previous year

“Customer demand for our broad portfolio of transportation services, a disciplined pricing approach by FedEx and strong productivity gains led to a sharp improvement in our operating margins,” said Frederick W. Smith, chairman, president and chief executive officer.  “FedEx is also benefiting from solid economic growth year over year in the U.S. and Asian economies, which we expect to continue in 2006.”

Last year’s second quarter included two one-time items which negatively affected earnings by a net $0.06 per share:  A one-time charge of $48 million or $0.10 per diluted share related to the company’s claim for compensation under the Air Transportation Safety and System Stabilization Act, partially offset by a $0.04 per diluted share tax benefit resulting from the passage of the American Jobs Creation Act of 2004.

Total combined average daily package volume at FedEx Express and FedEx Ground grew 3% year over year for the quarter, led by improved international express package growth.  Yield management actions in U.S. deferred services at FedEx Express to improve profitability boosted yields while resulting in lower volume.  FedEx Ground volumes were weaker than expected, but strengthened in the last two weeks of November and continue to strengthen in December.  The higher FedEx Ground growth trend is expected to continue in the second half of the fiscal year.

Outlook

FedEx expects third quarter earnings to be $1.15 to $1.30 per diluted share.  The company increased its earnings guidance for the year to $5.45 to $5.70 per diluted share from its previous guidance of $5.25 to $5.50 per diluted share, which includes the net effect of a $0.15 per share lease accounting charge in the first quarter.  Excluding the impact of the lease accounting charge, earnings for the year are expected to be $5.60 to $5.85 per diluted share.  The capital spending forecast for fiscal 2006 remains approximately $2.5 billion.

“We exceeded our original forecast for the second quarter due to outstanding operational performance and the deferral of certain advertising and promotional expenses to the second half of the fiscal year,” said Alan B. Graf, Jr., executive vice president and chief financial officer.  “Our increased earnings guidance for the full year reflects confidence in our ability to continue executing our business strategy, manage our cost structure and leverage sustained economic growth.”

FedEx Express Segment

For the second quarter, the FedEx Express segment reported:

•                  Revenue of $5.37 billion, up 11% from last year’s $4.83 billion

•                  Operating income of $476 million, up 43% from $333 million a year ago

•                  Operating margin of 8.9%, up from 6.9% the previous year

FedEx International Priority (IP) revenue grew 14% for the quarter.  IP average daily package volume grew 8%, due to strong growth in Asia and Europe and continuing growth in U.S. export.  IP revenue per package grew 5%, primarily due to higher fuel surcharges.  U.S. domestic express package revenue increased 8%, as U.S. domestic revenue per package increased 7% and U.S. domestic volume increased 1%.  The increase in U.S. domestic revenue per package was mainly driven by higher fuel surcharges and an increase in average rate per pound.

FedEx Express operating margin improved significantly year over year, benefiting from solid growth in IP revenue and significant improvement in productivity.  Also, last year’s operating margin was negatively affected by the one-time charge related to the company’s claim for compensation under the Air Transportation Safety and System Stabilization Act.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

•                  Revenue of $1.31 billion, up 11% from last year’s $1.17 billion

•                  Operating income of $163 million, up 21% from $135 million a year ago

•                  Operating margin of 12.5%, up from 11.5% the previous year

FedEx Ground average daily package volume grew 4% year over year in the second quarter.  Yield improved 6% primarily due to the reintroduction of a fuel surcharge, higher extra service revenue and the impact of the January 2005 general rate increase.

The operating margin improvement resulted from higher yields, improved field productivity and stringent expense controls at FedEx Ground, offset in part by investments in new technology and the company’s capacity expansion program.  Additionally, in the previous year’s second quarter FedEx Supply Chain Services recorded a $10 million charge for the termination of a vendor agreement.

FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

•                  Revenue of $932 million, up 14% from last year’s $820 million

•                  Operating income of $135 million, up 32% from $102 million a year ago

•                  Operating margin of 14.5%, up from 12.5% the previous year

Less-than-truckload (LTL) yield improved 8% year over year, reflecting incremental fuel surcharges and higher rates.  Average daily LTL shipments increased 5% year over year.  The growth in yield and shipments, combined with system productivity gains, led to an increase in operating margin.

LTL shipment growth is benefiting from increasing demand for features such as FedEx Freight Advance Notice, launched in September 2005, and the company’s no-fee money-back guarantee.  These features enhance FedEx Freight’s leadership position in the regional LTL market and further differentiate it from the competition by providing certainty, reliability and unprecedented shipment information.

FedEx Kinko’s Segment

For the second quarter, the FedEx Kinko’s segment reported:

•                  Revenue of $528 million, up 1% from last year’s $524 million

•                  Operating income of $16 million, down 45% from $29 million a year ago

•                  Operating margin of 3.0%, down from 5.7% the previous year

The FedEx Kinko’s revenue increase for the quarter was due to continued growth from package acceptance revenues and the benefit of the conversion of certain FedEx World Service Centers to FedEx Kinko’s Ship Centers.  This growth was mostly offset by a decline in copy revenues, due in part to a competitive pricing environment.

Operating margin was negatively affected by the decline in copy product line revenues and costs associated with internal technology enhancements and product offering initiatives.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services.  With annual revenues of $31 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brands.  Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 260,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

For free B-roll/video content about FedEx please log onto www.thenewsmarket.com/fedex to preview and request video. You can receive broadcast-standard video digitally or by tape from this site. Registration and video is free to the media.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter FY2006 Statistical Book.  These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 21, are available on the company’s Web site at www.fedex.com/us/investorrelations.  A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, the effect of adverse weather on our operations, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

TO GAAP FINANCIAL MEASURE

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  Excluding the impact of the one-time, non-cash lease accounting charge from our full year guidance will allow more accurate comparisons to prior periods of our expected operating performance in fiscal 2006.  As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

FY 2006 Diluted EPS Guidance
Non-GAAP Measure	$5.60 to $5.85
First Quarter Lease Accounting Charge, Net of Variable Compensation and Income Taxes	(0.15)
GAAP Measure	$5.45 to $5.70

FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2006

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2005	2004	%	2005	2004	%
Revenue:
FedEx Express segment	$5,370	$4,834	11%	$10,492	$9,450	11%
FedEx Ground segment	1,307	1,174	11%	2,526	2,247	12%
FedEx Freight segment	932	820	14%	1,824	1,627	12%
FedEx Kinko’s segment	528	524	1%	1,045	1,014	3%
Other & eliminations	(47)	(18)	NM	(90)	(29)	NM
Total Revenue	8,090	7,334	10%	15,797	14,309	10%

Operating Expenses:
Salaries and employee benefits	3,081	2,930	5%	6,143	5,850	5%
Purchased transportation	812	747	9%	1,583	1,428	11%
Rentals and landing fees	584	577	1%	1,249	1,128	11%
Depreciation and amortization	386	363	6%	756	723	5%
Fuel	891	592	51%	1,619	1,075	51%
Maintenance and repairs	445	422	5%	913	850	7%
Airline Stabilization Act charge	—	48	NM	—	48	NM
Other	1,101	1,055	4%	2,160	2,028	7%
Total Operating Expenses	7,300	6,734	8%	14,423	13,130	10%

Operating Income:
FedEx Express segment	476	333	43%	761	643	18%
FedEx Ground segment	163	135	21%	311	282	10%
FedEx Freight segment	135	102	32%	270	205	32%
FedEx Kinko’s segment	16	29	(45)%	32	48	(33)%
Other & eliminations	—	1	NM	—	1	NM
Total Operating Income	790	600	32%	1,374	1,179	17%

Other Income (Expense):
Interest, net	(30)	(38)	(21)%	(54)	(77)	(30)%
Other, net	—	(8)	NM	(11)	(14)	(21)%
Total Other Income (Expense)	(30)	(46)	(35)%	(65)	(91)	(29)%

Pretax Income	760	554	37%	1,309	1,088	20%

Provision for Income Taxes	289	200	45%	499	404	24%

Net Income	$471	$354	33%	$810	$684	18%

Diluted Earnings Per Share	$1.53	$1.15	33%	$2.63	$2.23	18%

Weighted Average Common and Common Equivalent Shares	308	307	0%	308	306	1%

Capital Expenditures	$655	$781	(16)%	$1,326	$1,175	13%

Average Full-Time Equivalents (FTEs in thousands)	222	216	3%	220	214	3%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2006

(In millions)

	Nov. 30, 2005
	(Unaudited)	May 31, 2005
ASSETS

Current Assets:
Cash and cash equivalents	$786	$1,039
Other current assets	4,506	4,230
Total Current Assets	5,292	5,269

Net Property and Equipment	10,275	9,643

Other Long-Term Assets	5,644	5,492

	$21,211	$20,404

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$493	$369
Other current liabilities	4,298	4,365
Total Current Liabilities	4,791	4,734

Long-Term Debt, Less Current Portion	2,203	2,427

Other Long-Term Liabilities	3,809	3,655

Total Common Stockholders’ Investment	10,408	9,588

	$21,211	$20,404

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2006

(In millions)

(Unaudited)

	Six Months Ended
	November 30
	2005	2004

Operating Activities:
Net income	$810	$684
Noncash charges (credits):
Depreciation and amortization	754	723
Other, net	200	(7)
Changes in operating assets and liabilities, net	(629)	(161)

Net cash provided by operating activities	1,135	1,239

Investing Activities:
Capital expenditures	(1,326)	(1,175)
Business acquisition	—	(122)
Proceeds from asset dispositions	37	5

Net cash used in investing activities	(1,289)	(1,292)

Financing Activities:
Dividends paid	(48)	(42)
Other, net	(51)	(12)

Net cash used in financing activities	(99)	(54)

Net decrease in cash and cash equivalents	(253)	(107)

Cash and cash equivalents at beginning of period	1,039	1,046
Cash and cash equivalents at end of period	$786	$939

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS
Revenue	$5,370	$4,834	11%	$10,492	$9,450	11%

Operating Expenses:
Salaries and employee benefits	1,959	1,873	5%	3,930	3,762	4%
Purchased transportation	236	206	15%	477	397	20%
Rentals and landing fees	409	399	3%	892	782	14%
Depreciation and amortization	203	199	2%	396	399	(1)%
Fuel	760	513	48%	1,388	935	48%
Maintenance and repairs	339	322	5%	700	647	8%
Airline Stabilization Act charge	—	48	NM	—	48	NM
Intercompany charges	383	374	2%	741	736	1%
Other	605	567	7%	1,207	1,101	10%
Total Operating Expenses	4,894	4,501	9%	9,731	8,807	10%

Operating Income	$476	$333	43%	$761	$643	18%

Operating Margin	8.9%	6.9%		7.3%	6.8%

OPERATING STATISTICS

Operating Weekdays	63	63	—	128	128	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,211	1,179	3%	1,195	1,164	3%
U.S. Overnight Envelope	702	663	6%	707	663	7%
U.S. Deferred	886	941	(6)%	891	901	(1)%
Total U.S. Domestic Package	2,799	2,783	1%	2,793	2,728	2%
International Priority	480	443	8%	462	430	7%
Total Average Daily Packages	3,279	3,226	2%	3,255	3,158	3%

Average Daily Freight Pounds (000s):

U.S.	9,544	9,008	6%	9,209	8,605	7%
International	2,283	1,874	22%	2,159	1,867	16%
Total Avg Daily Freight Pounds	11,827	10,882	9%	11,368	10,472	9%

YIELD
Revenue Per Package:

U.S. Overnight Box	$21.03	$19.81	6%	$20.69	$19.59	6%
U.S. Overnight Envelope	10.86	10.33	5%	10.71	10.27	4%
U.S. Deferred	12.56	11.51	9%	12.16	11.54	5%
Total U.S. Domestic Package	15.80	14.74	7%	15.44	14.67	5%
International Priority	58.14	55.13	5%	57.36	54.04	6%
Composite Package Yield	$21.99	$20.28	8%	$21.39	$20.03	7%

Revenue Per Freight Pound:

U.S.	$0.94	$0.83	13%	$0.91	$0.81	12%
International	0.81	0.77	5%	0.80	0.76	5%
Composite Freight Yield	$0.91	$0.82	11%	$0.89	$0.80	11%

Average Full-Time Equivalents (000s)	124	122	2%	125	122	2%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$1,307	$1,174	11%	$2,526	$2,247	12%

Operating Expenses:
Salaries and employee benefits	230	213	8%	451	410	10%
Purchased transportation	506	456	11%	972	866	12%
Rentals	36	32	13%	67	58	16%
Depreciation and amortization	53	43	23%	103	83	24%
Fuel	27	13	108%	45	20	125%
Maintenance and repairs	28	26	8%	57	52	10%
Intercompany charges	129	119	8%	249	234	6%
Other	135	137	(1)%	271	242	12%
Total Operating Expenses	1,144	1,039	10%	2,215	1,965	13%

Operating Income	$163	$135	21%	$311	$282	10%

Operating Margin	12.5%	11.5%		12.3%	12.6%

OPERATING STATISTICS

Operating Weekdays	63	63	—	128	128	—

Average Daily Package Volume(1) (000s)	2,843	2,725	4%	2,712	2,584	5%
Yield (Revenue Per Package)(1)	$6.90	$6.48	6%	$6.91	$6.51	6%

(1) - Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$932	$820	14%	$1,824	$1,627	12%

Operating Expenses:
Salaries and employee benefits	442	406	9%	881	816	8%
Purchased transportation	81	88	(8)%	153	172	(11)%
Rentals and landing fees	25	26	(4)%	49	51	(4)%
Depreciation and amortization	29	26	12%	59	50	18%
Fuel	104	65	60%	186	119	56%
Maintenance and repairs	30	31	(3)%	58	62	(6)%
Intercompany charges	9	7	29%	18	13	38%
Other	77	69	12%	150	139	8%
Total Operating Expenses	797	718	11%	1,554	1,422	9%

Operating Income	$135	$102	32%	$270	$205	32%

Operating Margin	14.5%	12.5%		14.8%	12.6%

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	127	127	—

LTL Shipments Per Day (000s)	68	65	5%	67	65	3%
Weight Per LTL Shipment (lbs)	1,161	1,130	3%	1,147	1,129	2%
LTL Revenue/CWT	$16.80	$15.55	8%	$16.68	$15.26	9%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2006

(Dollars in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2005	2004	%	2005	2004	%
FINANCIAL HIGHLIGHTS

Revenue	$528	$524	1%	$1,045	$1,014	3%

Operating Expenses:
Salaries and employee benefits	190	186	2%	376	368	2%
Rentals	99	107	(7)%	201	209	(4)%
Depreciation and amortization	37	32	16%	73	64	14%
Maintenance and repairs	19	17	12%	37	34	9%
Intercompany charges	6	3	100%	10	6	67%
Other operating expenses:
Supplies, including paper and toner	70	71	(1)%	137	136	1%
Other	91	79	15%	179	149	20%
Total Operating Expenses	512	495	3%	1,013	966	5%

Operating Income	$16	$29	(45)%	$32	$48	(33)%

Operating Margin	3.0%	5.7%		3.1%	4.8%

Note: Certain prior period amounts have been reclassified to conform to the current period’s presentation.